SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 ______________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                        TERRA BLOCK INTERNATIONAL, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                Nevada                                           65-0729440
(State or Other Jurisdiction of Incorporation)                (I.R.S. Employee
                                                             Identification No.)

                                2637 Erie Avenue
                                    Suite 207
                             Cincinnati, Ohio 45208
                                 (513) 533-1220
                    (Address of Principal Executive Offices)

                 Consulting Agreements; Legal Services Agreement
                             (Full Title of the Plan)

                                Gregory A. Pitner
                      President and Chief Executive Officer
                                2637 Erie Avenue
                                    Suite 207
                             Cincinnati, Ohio 45208
                     (Name and Address of Agent For Service)

                                 (513) 533-1220
          (Telephone Number, Including Area Code, of Agent For Service)

                                  CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------
                                                                   PROPOSED
                                            PROPOSED MAXIMUM        MAXIMUM
TITLE OF SECURITIES      AMOUNT TO BE      OFFERING PRICE PER      AGGREGATE         AMOUNT OF
TO BE REGISTERED        REGISTERED (1)         SHARE (2)        OFFERING PRICE   REGISTRATION FEE
---------------------  -----------------  --------------------  ---------------  -----------------
Common Stock, par
value $.001 per share   4,500,000 Shares  $               0.09  $       405,000  $           32.76
---------------------  -----------------  --------------------  ---------------  -----------------

     (1) This Registration Statement relates to 4,500,000 shares of the Registrant's Common Stock, par value $.001 per share, which are to be issued to Sage Office Solutions, LLC, POE Invest Group, Inc. and Roger A. Kimmel, Jr., Esq. pursuant to the terms of Consulting Agreements and a Legal Services Agreement with Terra Block International, Inc. In the event of a stock split, stock dividend, anti-dilution adjustment or similar transaction involving common stock of the registrant, in order to prevent dilution, the number of shares registered shall be automatically increased to cover the additional shares in accordance with Rule 416(a) of the Securities Act of 1933.

     (2) Estimated solely for the purpose of determining the registration fee in accordance with Rule 457(c) based on the average of the bid and asked prices of the Common Stock as traded in the over-the-counter market and reported in the Electronic Bulletin Board of the National Association of Securities Dealers on March 25, 2003.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The following documents listed under this Part I and the documents incorporated by reference under Item 3 of Part II to this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act, and are incorporated herein by reference.

DESCRIPTION OF EXECUTIVE, EMPLOYMENT AND CONSULTING AGREEMENTS

The following table sets forth the number of shares of Common Stock issued or authorized to be issued pursuant to a Consulting Agreement and Legal Services Agreement attached hereto and incorporated herein by this reference.

                                                     Number of Shares
Compensation Agreement                               Covered by this
Selling Shareholder           Name of Plan        Registration Statement
----------------------  ------------------------  ----------------------
Mary E. Pollock         Consulting Agreement                   1,000,000
Roger A. Kimmel, Jr.    Legal Services Agreement               1,000,000
Winfred Fields          Consulting Agreement                   2,500,000
----------------------  ------------------------  ----------------------
Total                                                          4,500,000

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents filed by Terra Block International, Inc. (the "Registrant") with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

     (a) The Registrant's Annual Report on Form 10-KSB for the year ended December 31, 2002;

     (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act by the Registrant with the Commission since December 31, 2002;

     (c) The description of the Registrant's Common Stock contained in the Registrant's 8-K12G filed with the Commission on March 3, 2003 and any amendments of reports filed for the purpose of updating the description; and

     (d) Any document filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof, but prior to the filing of a post-effective amendment to this Registration Statement which indicates that all shares of Common Stock registered hereunder have been sold, or which registers all such shares of common Stock then remaining unsold under this registration statement, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents.

ITEM 4.   DESCRIPTION  OF  SECURITIES.

Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

The validity of the securities being registered by this Registration Statement are being passed upon for the Registrant by Roger A. Kimmel, Jr. Esq., who will be issued 1,000,000 shares of common stock included in this Registration Statement.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Our Articles of Incorporation provide for indemnification of the directors of Terra Block International, Inc. In addition, our Bylaws provide for indemnification of our directors, officers, employees or agents. In general, these provisions provide for indemnification in instances when such persons acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the Registrant.

In addition, Nevada law authorizes a Nevada corporation to indemnify its officers and directors against claims or liabilities arising out of such person's conduct as officers or directors if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the company for which they serve. Specifically, Section 78.7502 of the Nevada Revised Statutes (discretionary and mandatory indemnification of officers, directors, employees and agents: general provisions) provides as follows:

      1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

      2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

      3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

Nevada Revised Statutes 78.751 (Authorization required for discretionary indemnification; advancement of expenses; limitation on indemnification and advancement of expenses) provides as follows:

     1. Any discretionary indemnification under NRS 78.7502 unless ordered by a court or advanced pursuant to subsection 2, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:
     (a)  By  the  stockholders;
     (b) By the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;
     (c) If a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or
     (d) If a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

     2. The articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

     3. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section:

     (a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to NRS 78.7502 or for the advancement of expenses made pursuant to subsection 2, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

     (b) Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.


          Commission Policy

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 7.   EXEMPTIONS FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8.   EXHIBITS.

The Exhibits to this registration statement are listed in the index to Exhibits on page [8].

ITEM 9.   UNDERTAKINGS.

a)   The undersigned Registrant hereby undertakes:

     1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended;

          ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

          iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") that are incorporated by reference in the Registration Statement.

     2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of Registrant's annual report pursuant to Section 13(a) or
     Section 15(d) of the Securities Exchange Act of 1934, as amended, (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

c) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of Registrant pursuant to the foregoing provisions, or otherwise, Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrant of expenses incurred or paid by a director, officer or controlling person of Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cincinnati, State of Ohio, on April 24, 2003.

TERRA BLOCK INTERNATIONAL, INC.

By:  /s/ Gregory A. Pitner
     ----------------------------
     Gregory A. Pitner, President
     and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                                 TITLE                           DATE
--------------------  ---------------------------------------------  --------------

/s/Gregory A. Pitner  Chairman of the Board                          April 24, 2003
--------------------
Gregory A. Pitner

/s/James E. Hines     Director                                       April 24, 2003
--------------------
James E. Hines

/s/Michael A. Gross   Director                                       April 24, 2003
--------------------
Michael A. Gross

/s/Gregory A. Pitner  President and Chief Executive Officer          April 24, 2003
--------------------  (principal executive officer)
Gregory A. Pitner

/s/James E. Hines     Chief Financial Officer                        April 24, 2003
--------------------  (principal financial and accounting  officer)
James E. Hines

                                INDEX TO EXHIBITS


EXHIBIT NUMBER  DESCRIPTION
--------------  -----------

           4.1  Consulting Agreement dated as of January 13, 2003 by and between the
                Registrant and Sage Office Solutions, LLC.
           4.2  Legal Services Agreement dated as of January 17, 2003 by and between the Registrant and Roger A. Kimmel, Jr. & Associates
           4.3  Consulting Agreement dated as of April 23, 2003 by and between the
                Registrant and POE Invest Group, Inc.
           5.1  Opinion of Roger A. Kimmel, Jr. & Associates
          23.1  Consent of Independent Certified Public Accountants
          23.2  Consent of Roger A. Kimmel, Jr. & Associates (contained in Exhibit 5.1 to this Registration Statement)